410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Second Quarter and Year to Date Fiscal 2018 Results

CHICAGO-(March 9, 2018)-Oil-Dri Corporation of America (NYSE: ODC), producer and marketer of sorbent mineral products, announced today its second quarter and six-month earnings of fiscal 2018.

	Second Quarter			Year to Date
	Ended January 31, 2018			Ended January 31, 2018

	F18	F17	Change	F18	F17	Change
Consolidated Results
Net Sales	$68,894,000	$65,174,000	6%	$135,540,000	$131,786,000	3%
Net Income	$(1,096,000)	$4,250,000	N/A	$1,954,000	$6,259,000	-69%
Earnings per Diluted Share	$(0.15)	$0.58	N/A	$0.26	$0.86	-70%
Business to Business
Net Sales	$27,355,000	$23,261,000	18%	$54,442,000	$50,734,000	7%
Segment Operating Income	$9,759,000	$7,815,000	25%	$18,635,000	$17,223,000	8%
Retail and Wholesale
Net Sales	$41,539,000	$41,913,000	-1%	$81,098,000	$81,052,000	Flat
Segment Operating Income	$2,422,000	$4,987,000	-51%	$4,787,000	$4,480,000	7%

Daniel S. Jaffee stated, “With the recent passing of my father, the Board of Directors has appointed me as Chairman. I am humbled and honored to assume the role and to continue growing Oil-Dri in my father and grandfather’s legacy.

With respect to financial results, our strategy to focus on value-added products continued to demonstrate success. Year to date sales were an all-time record for the first six months of a fiscal year.

The reduction in net income detailed above was significantly impacted by a one-time $5,091,000 tax expense adjustment to reflect the impact on deferred income tax assets under the 2017 Tax Cut and Jobs Act. The tax expense adjustment effectively reduced diluted net income per share by $0.69 for the first six months of fiscal 2018.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

We saw strong performances by all business to business products and private label cat litter. Sales of our granules used for agricultural carrier applications increased approximately 50% during the quarter. Sales of our Amlan animal health products increased, specifically in Latin America. Fluids purification products sold to edible oil, petroleum and biodiesel producers also increased in the quarter.

We launched the Cat’s Pride Litter for Good campaign late in the quarter and are excited about the traction gained so far. Now, with every purchase of a Cat’s Pride Fresh & Light jug, we will be donating a pound of litter to shelters across America. To date, we have increased our Cat’s Pride Club membership exponentially, received thousands of shelter nominations and promised 435,178 pounds of litter donations all helping to reach our goal of donating five million pounds of litter in 2018.

For more details on our financial results and tax adjustment, please review the Form 10-Q that was filed today and join us for our next earnings teleconference on March 12th. Call details are available on our website’s ‘Events’ page.”

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While Oil-Dri’s founding product was granular clay floor absorbents, it has since greatly diversified its portfolio. The Company’s mission to “Create Value from Sorbent Minerals” is supported by its wide array of consumer and business to business product offerings. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone.

The Company will host its second quarter fiscal 2018 earnings teleconference on Monday, March 12, 2018 and its third quarter teleconference on Monday, June 11, 2018. Both teleconferences will commence at 10:00 am, Central Time. Dial-in details will be communicated via web alert approximately one week prior to the calls.

“Oil-Dri”, “Amlan”, “Cats Pride” and “Fresh & Light” are registered trademarks of Oil-Dri Corporation of America.“ Litter for Good” is a trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)
	Second Quarter Ended January 31
	2018	% of Sales	2017	% of Sales
Net Sales	$68,894	100.0%	$65,174	100.0%
Cost of Sales	(49,254)	(71.5)%	(46,049)	(70.7)%
Gross Profit	19,640	28.5%	19,125	29.3%
Selling, General and Administrative Expenses	(14,883)	(21.6)%	(13,538)	(20.7)%
Operating Income	4,757	6.9%	5,587	8.6%
Interest Expense	(199)	(0.3)%	(238)	(0.4)%
Other Income (Loss)	513	0.8%	(105)	(0.2)%
Income Before Income Taxes	5,071	7.4%	5,244	8.0%
Income Tax Expense	(6,167)	(9.0)%	(994)	(1.5)%
Net (Loss) Income	$(1,096)	(1.6)%	$4,250	6.5%
Net (Loss) Income Per Share:
Basic Common	$(0.17)		$0.63
Basic Class B Common	$(0.12)		$0.47
Diluted Common	$(0.15)		$0.58
Average Shares Outstanding:
Basic Common	5,035		5,019
Basic Class B Common	2,104		2,088
Diluted Common	7,139		7,155

	Six Months Ended January 31
	2018	% of Sales	2017	% of Sales
Net Sales	$135,540	100.0%	$131,786	100.0%
Cost of Sales	(96,931)	(71.5)%	(91,936)	(69.8)%
Gross Profit	38,609	28.5%	39,850	30.2%
Selling, General and Administrative Expenses	(29,936)	(22.1)%	(31,217)	(23.6)%
Operating Income	8,673	6.4%	8,633	6.6%
Interest Expense	(400)	(0.3)%	(489)	(0.4)%
Other Income (Loss)	637	0.5%	(221)	(0.2)%
Income Before Income Taxes	8,910	6.6%	7,923	6.0%
Income Tax Expense	(6,956)	(5.1)%	(1,664)	(1.3)%
Net Income	$1,954	1.5%	$6,259	4.7%
Net Income Per Share:
Basic Common	$0.29		$0.93
Basic Class B Common	$0.22		$0.70
Diluted Common	$0.26		$0.86
Average Shares Outstanding:
Basic Common	5,030		5,011
Basic Class B Common	2,097		2,077
Diluted Common	7,215		7,145

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

		As of January 31
		2018	2017
Current Assets
Cash and Cash Equivalents		$9,381	$17,560
Short-term Investments		21,894	7,358
Accounts Receivable, Net		32,309	32,047
Inventories		22,603	23,217
Prepaid Expenses (1)		7,967	12,596
Total Current Assets		94,154	92,778
Property, Plant and Equipment, Net		84,289	81,498
Other Assets (1)		27,092	32,298
Total Assets		$205,535	$206,574

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,083
Accounts Payable		8,089	7,316
Dividends Payable		1,559	1,485
Accrued Expenses		20,603	17,614
Total Current Liabilities		33,334	29,498
Noncurrent Liabilities
Notes Payable		6,092	9,147
Other Noncurrent Liabilities		39,847	47,424
Total Noncurrent Liabilities		45,939	56,571
Stockholders' Equity		126,262	120,505
Total Liabilities and Stockholders' Equity		$205,535	$206,574

Book Value Per Share Outstanding		$17.72	$17.00

Acquisitions of:
Property, Plant and Equipment	Second Quarter	$2,805	$2,984
	Year To Date	$6,850	$7,279
Depreciation and Amortization Charges	Second Quarter	$3,221	$3,230
	Year To Date	$6,413	$6,389

(1) Prior year amounts have been retrospectively adjusted to conform to the current year presentation of current deferred income taxes required by new guidance under Accounting Standards Codification (“ASC”) 740, Balance Sheet Classification of Deferred Taxes.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended
	January 31
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,954	$6,259
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	6,413	6,389
Decrease (Increase) in Accounts Receivable	362	(1,829)
Decrease in Inventories	75	11
(Decrease) Increase in Accounts Payable	(743)	852
Decrease in Accrued Expenses	(3,637)	(1,698)
Increase in Pension and Postretirement Benefits	649	1,001
Other (2)	6,556	(1,892)
Total Adjustments	9,675	2,834
Net Cash Provided by Operating Activities	11,629	9,093

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(6,850)	(7,279)
Net Purchase of Investment Securities	1,739	2,831
Other	11	2
Net Cash Used in Investing Activities	(5,100)	(4,446)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,083)	(3,083)
Dividends Paid	(3,112)	(2,956)
Purchase of Treasury Stock	(27)	(122)
Other	—	377
Net Cash Used in Financing Activities	(6,222)	(5,784)

Effect of exchange rate changes on cash and cash equivalents	(21)	68

Net Increase (Decrease) in Cash and Cash Equivalents	286	(1,069)
Cash and Cash Equivalents, Beginning of Period	9,095	18,629
Cash and Cash Equivalents, End of Period	$9,381	$17,560

(2) Includes a $5,091 one-time adjustment to deferred tax assets required upon enactment of the 2017 Tax Cut and Jobs Act.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515